Exhibit 24.1

POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Gary Ocepek and Jon Kranov as the true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities to sign any or all amendments to the Form MHC-1, Notice of Mutual Holding Company Reorganization, and Form MHC-2, Application for Approval of a Minority Stock Issuance by a Savings Association Subsidiary of a Mutual Holding Company, (collectively, the “Applications”) by Ottawa Savings Bank and the Registration Statement on Form SB-2 by Ottawa Savings Bancorp, Inc. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Office of Thrift Supervision (the “OTS”) or the U.S. Securities and Exchange Commission, respectively, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent or his substitute or substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of Part 563b of the OTS Rules and Regulations and the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder, the foregoing Powers of Attorney prepared in conjunction with the Applications and the Registration Statement on Form SB-2 have been duly signed by the following persons in the capacities and on the dates indicated.

Name	Date

/S/ GARY OCEPEK Gary Ocepek President and Director Ottawa Savings Bancorp, Inc. President and Director Ottawa Savings Bank	March 16, 2005

/S/ JON KRANOV Jon Kranov Senior Vice President and Chief Financial Officer Ottawa Savings Bancorp, Inc. Senior Vice President and Chief Financial Officer Ottawa Savings Bank	March 16, 2005

/S/ JOHN L. FEEHAN John. L. Feehan Director Ottawa Savings Bancorp, Inc. Director Ottawa Savings Bank	March 16, 2005

/S/ JAMES A. FERRERO James A. Ferrero Director Ottawa Savings Bancorp, Inc. Director Ottawa Savings Bank	March 16, 2005

/s/ Keith Johnson Keith Johnson Director Ottawa Savings Bancorp, Inc. Director Ottawa Savings Bank	March 16, 2005

/S/ ARTHUR C. MUELLER Arthur C. Mueller Director Ottawa Savings Bancorp, Inc. Director Ottawa Savings Bank	March 16, 2005

/S/ DANIEL J. REYNOLDS Daniel J. Reynolds Director Ottawa Savings Bancorp, Inc. Director Ottawa Savings Bank	March 16, 2005

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